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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  November 25, 1996
                                                  ----------------------


                        PHYSICIAN SALES & SERVICE, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)




   Florida                       0-23832                       59-2280364
---------------               -------------                ------------------
(State or other                (Commission                  (IRS Employer
jurisdiction of                File Number)                Identification No.)
incorporation)




          7800 Belfort Parkway, Suite 250, Jacksonville, Florida 32256
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         (Address, including zip code, of principal executive offices)

                                 (904) 281-0011
               --------------------------------------------------
              (Registrant's telephone number, including area code)




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Item 2.         Acquisition or Disposition of Assets.

        On November 25, 1996, Physician Sales & Service, Inc. ("PSS") completed the merger with Diagnostic Imaging, Inc. ("DII") of Jacksonville, Florida pursuant to an Agreement and Plan of Merger dated September 3, 1996, among the Company, DII and PSS Merger Corporation (the "Merger"). The Merger is a stock-for-stock transaction, to be accounted for as a pooling of interests, by issuing an aggregate of 662,330 shares of PSS Common Stock. As part of the transaction, PSS also assumed approximately $6.1 million of outstanding indebtedness of DII.

Item 7.         Financial Statements and Exhibits.

        (a) Financial Statements of Business Acquired. The financial statements for the business acquistion referred to in Item 2 above are not included in this Form 8-K report and shall be filed by amendment not later than 60 days after the date of this initial report on Form 8- K as provided by Item 7(a)(4).

        (b) Pro Forma Financial Information. The financial statements for the business acquistion referred to in Item 2 above are not included in this Form 8-K report and shall be filed by amendment not later than 60 days after the date of this initial report on Form 8-K as provided by Item 7(a)(4).

        (c)     Exhibits.

        2.1 Agreement and Plan of Merger dated September 3, 1996 by and among Physician Sales & Service, Inc., PSS Merger Corp. and Diagnostic Imaging, Inc.

        99.1    Press Release dated November 27, 1996.


                                   SIGNATURES


                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PHYSICIAN SALES & SERVICE, INC.
                                                  (Registrant)



                                        By:     /s/ David A. Smtih
                                           ------------------------------------
                                        Title:  Senior Vice President and Chief
                                                Financial Officer

Date:  December 5, 1996


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                                 EXHIBIT INDEX
                                                                            Page


        2.1 Agreement and Plan of Merger dated September 3, 1996 by and among Diagnostic Imaging, Inc., PSS Merger Corp. and Physician Sales & Service, Inc.,

        99.1    Press Release dated November 27, 1996.